Exhibit 99.1

Bumble Inc. Announces Leadership Transition to Drive its Next Phase of Transformation

Founder and Executive Chair Whitney Wolfe Herd to Return as CEO,

Succeeding Lidiane Jones After Her Planned Departure in Mid-March 2025

January 17, 2025

AUSTIN, Texas– (BUSINESS WIRE)— Bumble Inc. (NASDAQ: BMBL) today announced that Founder and Executive Chair, Whitney Wolfe Herd, will become Chief Executive Officer, effective mid-March 2025. Wolfe Herd will succeed Lidiane Jones, who has resigned from her role for personal reasons. Jones will continue as CEO until the transition takes effect.

“I am deeply grateful for the transformative work Lidiane has led during such a pivotal time for Bumble, and her leadership has been instrumental in building a strong foundation for our future,” said Wolfe Herd. “As I step into the role of CEO, I’m energized and fully committed to Bumble’s success, our mission of creating meaningful, equitable relationships, and our opportunity ahead. We have exciting innovation ahead for Bumble in this bold new chapter.”

Jones said, “Bumble has made tremendous progress over the past year in building a platform for renewed, sustainable growth, and I will be forever proud of the work we’ve done for this beloved global brand. It has been an honor to serve Bumble’s stakeholders, and I will remain an enthusiastic supporter of Whitney and the Company, especially the outstanding team behind the brand.”

In connection with Wolfe Herd’s appointment as CEO, current Lead Director, Ann Mather, will become Chair of Bumble’s board of directors.

Mather commented, “On behalf of the Board, I want to thank Lidiane for her significant contributions. She has played a vital role in positioning Bumble to create long-term value as the team continues to transform the customer experience for new generations of people seeking connections and love. We are fortunate to have a passionate and engaged founder in Whitney to drive Bumble’s vision as the Company accelerates the execution of its strategy.”

The Company also announced that it expects to report fourth quarter 2024 total revenue and Bumble App revenue above the midpoints of the previously provided outlook ranges, respectively, and fourth quarter Adjusted EBITDA within the previously disclosed outlook range.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to, among other things, statements related to changes in its senior leadership and its financial outlook for the fourth quarter 2024. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believe(s),” “expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipates,” “projection,” “will likely result” and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) as such factors may be updated from time to time in the Company’s periodic filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. Forward-looking statements included in this press release are made as of the date hereof, and Bumble Inc. does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

About Bumble Inc.

Bumble Inc. is the parent company of Bumble, Bumble for Friends, Badoo, Fruitz and Official. The Bumble platform enables people to build healthy and equitable relationships, through Kind Connections. Founded by CEO Whitney Wolfe Herd in 2014, Bumble was one of the first dating apps built with women at the center and connects people across dating (Bumble Date), friendship (Bumble For Friends) and professional networking (Bumble Bizz). Badoo, which was founded in 2006, is one of the pioneers of web and mobile dating products. Fruitz, founded in 2017, encourages open and honest communication of dating intentions through playful fruit metaphors. Official is an app for couples that promotes open and honest communication between partners and was founded in 2020.

For more information about Bumble, please visit www.bumble.com and follow @Bumble on social platforms.

Contacts

Investor Contact

ir@team.bumble.com

Media Contact

press@team.bumble.com